                                                                      EXHIBIT 99

FORM 4 JOINT FILER INFORMATION

Name:                      Satellite Overseas (Holdings) Limited
Address:                   7 Hill Street, Douglas, Isle of Man, 1M1EF
Designated Filer:          Cadila Pharmaceuticals Ltd
Issuer and Ticker Symbol:  Novavax, Inc. [NVAX]

Date of Event Requiring Statement:     March 21, 2014

Signature:
Satellite Overseas (Holdings) Limited

By: /s/ Rajiv I. Modi
    ---------------------
Name:   Dr. Rajiv I. Modi
Title:  Director